Exhibit 99.1

Consent of LionTree Advisors LLC

We hereby consent to (i) the inclusion of our opinion letter dated November 23, 2020, to the Board of Directors, and the Special Committee of the Board of Directors, of Loral Space & Communications Inc. (“Loral”) as Annex Q to the proxy statement/prospectus which forms a part of the registration statement on Form F-4 of Telesat Corporation and Telesat Partnership LP (collectively, “Registrants”), filed with the Securities and Exchange Commission as of the date hereof (the “Registration Statement”) relating to the proposed transactions involving Loral, the Registrants, Telesat Canada, Telesat CanHold Corporation, Lion Combination Sub Corporation, Public Sector Pension Investment Board, and Red Isle Private Investments Inc. and (ii) all references to such opinion in the sections captioned “Summary—Opinion of LionTree Advisors LLC,” “The Transaction—Background of the Transaction,” “The Transaction—Recommendation of the Special Committee to the Loral Board and the Special Committee’s Reasons for Making its Recommendation,” “The Transaction—Recommendation of the Loral Board and its Reasons for the Transaction,” and “The Transaction—Opinion of LionTree Advisors LLC” of such proxy statement/prospectus. The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ LionTree Advisors LLC

New York, New York

April 23, 2021